                                                     ACCOUNTING SERVICES AGREEMENT

ACCOUNTING  SERVICES  AGREEMENT,  made as of the 1st day of April,  2003, (the "Effective Date") by and between Thrivent  Financial for Lutherans, a fraternal benefit society organized and existing under the laws of the State of Wisconsin ("Thrivent  Financial"), and LB Series Fund, Inc., a corporation organized and existing under the laws of the State of Minnesota (the "Fund").

WHEREAS,  the Fund is engaged in business as an open-end  investment  company  registered under the Investment  Company Act of 1940, as amended ("1940 Act"); and

WHEREAS,  the Board of  Directors  "the  Board") of the Fund is  authorized  to issue shares of the  following  Portfolios  as separate investment Portfolios, each having a separate class of shares of capital stock:

o        Opportunity Growth Portfolio
o        FTI Small Cap Growth Portfolio
o        MFS Mid Cap Growth Portfolio
o        Mid Cap Growth Portfolio
o        World Growth Portfolio
o        FI All Cap Portfolio
o        Growth Portfolio
o        MFS Investors Growth Portfolio
o        TRP Growth Stock Portfolio
o        Value Portfolio
o        High Yield Portfolio
o        Income Portfolio
o        Limited Maturity Bond Portfolio
o        Money Market Portfolio

(the  "Initial  Portfolios,"  and together  with all other series or Portfolios  subsequently  established  by the Fund with respect to which Thrivent Financial renders accounting and pricing services pursuant to the terms of this Agreement,  being collectively referred as the "Portfolios" and individually as a "Portfolio"); and

WHEREAS,  the Fund desires to retain  Thrivent  Financial  to furnish  mutual fund  accounting  and pricing  services to the Fund, and Thrivent Financial is willing to furnish such services;

NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows:

I.     Appointment.  (A) The Fund hereby appoints  Thrivent  Financial to provide the accounting and pricing services with respect to the Portfolios as described in Schedule A (the  "Services") for the period and on the terms set forth in this
       Agreement,  and (B) Thrivent  Financial  hereby accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

II.    Additional  Series.  In the event that the Fund  establishes  one or more series of shares  other than the Initial
       Portfolios with  respect to which the Fund desires to retain  Thrivent  Financial  to render the  Services  hereunder,  the
       Fund shall so notify Thrivent  Financial in writing,  indicating the fee to be payable with respect to the additional series of shares.  If Thrivent  Financial  is willing to render such  services  on the terms  provided  for  herein,  it shall so notify the Fund in writing, whereupon such series shall become a Portfolio hereunder.

III.   Compensation.  The Fund agrees to pay Thrivent  Financial  for the Services at such rate,  not to exceed the rates  charged by unaffiliated  vendors for comparable  Services,  as may be approved annually by a majority of the Board (the "Contract
       Price")(Schedule B). The Contract  Price shall be payable  monthly  within ten (10) days of the date of invoice.  The
       Contract Price shall be adjusted annually by mutual agreement.

IV.    Employees.  All personnel  assigned by Thrivent  Financial to perform the Services will be employees of Thrivent  Financial or its  affiliates.  Thrivent  Financial  will be  considered,  for all  purposes  an  independent  contractor,  and it will not, directly or indirectly,  act as an agent,  servant or employee of the Fund, or make any  commitments or incur any liabilities on behalf of the Fund without its prior written consent.

V.     Use of the  Services  of Others.  Thrivent  Financial  may,  at its cost,  employ,  retain or  otherwise  avail  itself of the Services or facilities  of other  persons or  organizations  for the purpose of providing  the Fund with such information or Services as it may deem  necessary,  appropriate  or convenient  for the discharge of its  obligations hereunder or otherwise helpful to the Fund,  or in the discharge of its overall  responsibilities  with respect to the
       Services to be provided to the Fund.

VI.    Records.  Thrivent  Financial shall maintain all books and records  required to be maintained by the Fund pursuant to the
       1940 Act and the rules and regulations promulgated thereunder with respect to transactions on behalf of the Portfolios.

VII.   Reports to Fund by Thrivent  Financial.  Thrivent  Financial  shall provide the Fund, at such times as the Fund may reasonably require,  with reports  relating to the Services  provided by Thrivent  Financial under this Agreement.  Such reports shall be of sufficient scope and in sufficient detail as may reasonably be required by the Fund.

VIII.  Services to Other Clients.  Nothing herein  contained shall limit the freedom of Thrivent  Financial or any affiliated person of Thrivent  Financial  to render  investment  advice or  administrative  services to other  investment  companies, to act as investment  advisor  or  investment  counselor  to other  persons,  firms or  corporations,  or to  engage  in other  business activities.

IX.    Limitation of Liability of Thrivent  Financial.  Neither Thrivent Financial nor any of its officers,  directors,  or employees (collectively,  "Related  Persons"),  shall be liable for (i) any error of judgment or mistake of law or for any loss suffered by the Fund or  Portfolios  or (ii) any error of fact or mistake of law  contained in any report or data provided by Thrivent Financial,  except in each case for any error,  mistake or loss  resulting  from  negligence  in the performance  by Thrivent Financial  or such  Related  Person of  Thrivent  Financial's  duties on behalf  of the Fund or
       Portfolios  pursuant  to this Agreement.

       Notwithstanding  the  foregoing,  any  stated  limitations  on  liability  shall  not  relieve  Thrivent  Financial  from any responsibility or liability  Thrivent  Financial may have under state or federal statutes or from  responsibility or liability for errors in connection with the execution of trade orders.

X.     Term of Agreement.  This Agreement  shall become  effective with respect to the Initial  Portfolios on the Effective Date and, with respect to any additional  Portfolio,  on the date of receipt by the Fund of notice from Thrivent Financial in accordance with Section II hereof that Thrivent  Financial is willing to provide  services with respect to such Portfolio.
       Unless sooner terminated as provided  herein,  this Agreement  shall continue in effect for one year from the Effective Date with respect to the Initial  Portfolios  and, with respect to each  additional  Portfolio,  for one year from the date on which this Agreement becomes effective with respect to such  Portfolio.  Thereafter,  this  Agreement  shall continue in effect from year to year, with respect to the Portfolios,  subject to the termination  provisions and all other terms and conditions  hereof, so long as such continuation shall be specifically approved at least annually by the Board.

XI.    Termination of Agreement.  Notwithstanding  the  foregoing,  this Agreement may be terminated by either party at any time with respect to a Portfolio, without the payment of any penalty on at least 60 days' prior written notice to the other party.

XII.   Amendments,  Waivers,  etc.  Provisions  of this  Agreement  may be  changed,  waived,  discharged  or  terminated  only by an instrument  in writing  signed by the party against which  enforcement  of the change,  waiver,  discharge or termination  is sought.  This  Agreement  (including  any exhibits and schedules  hereto) may be amended at any time by written mutual consent of the  parties,  subject  to the  requirements  of the 1940 Act and rules and  regulations promulgated  and  orders  granted thereunder.

XIII.  Miscellaneous.

       A. Captions.  The captions in this  Agreement are included for  convenience  of reference  only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
       B. Interpretation.  Nothing herein  contained  shall be deemed to require the Fund to take any action contrary to its
          Articles or By-laws,  or any applicable  statutory or regulatory  requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the
          Fund.
       C. Definitions.  Any question of  interpretation  of any term or provision of this Agreement having a counterpart in or otherwise derived  from a term or  provision  of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations  thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations, or orders of the SEC  validly  issued  pursuant to the 1940 Act.
          Where the effect of a  requirement  of the federal  securities  laws  reflected in any  provision  of this  Agreement is made less restrictive  by a rule,  regulation,  or order of the SEC,  whether of special or general  application, such provision shall be deemed to incorporate the effect of such rule, regulation, or order.
       D. Governing Law.  This Agreement shall be construed and governed by the laws of the state of Wisconsin.
       E. Notices.  All  communications or notices required  permitted by this Agreement shall be in writing and shall be deemed to have been give at the earlier of the date when  actually  delivered to an officer of a party or when  deposited in the
          United States Mail,  certified or registered mail, postage prepaid,  return receipt  requested,  and addressed to the principal place of business of such parties notifies the parties in accordance with this section of change of address.
       F. Entire  Agreement.  This Agreement  together with the Schedules hereto  constitutes the entire agreement  between the
          Fund and Thrivent  Financial  with  respect to the  subject  matter  hereof.  There are no  restrictions,  promises, warranties, covenants or undertakings other than those expressly set forth herein and therein.  This Agreement supersedes all prior negotiations, agreements and undertakings between the parties with respect to such subject matter.

       IN WITNESS  WHEREOF,  the parties hereto have caused this Agreement to be signed by their respective  officers  thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

                                            LB SERIES FUND, INC.

                                            By: _______________________
                                                Charles D. Gariboldi, Treasurer

                                            THRIVENT FINANCIAL FOR LUTHERANS

                                            By: ________________________
                                                Randall L. Boushek, Senior Vice President
                                                and Treasurer

                                                              SCHEDULE A

Services to be performed by Thrivent Financial:

1. Portfolio  Accounting  Services.  Thrivent Financial shall provide the following  portfolio  accounting and reporting services for each series of the Fund covered by this Agreement:

   (a)  Maintain daily  portfolio  records for each series on a trade date basis using security trade  information  obtained by it as Investment Adviser to the Fund, or communicated from a Subadviser for the series;
   (b)  On each  business day record the prices of the portfolio  positions of each series as obtained  from a source  approved by the Board;
   (c)  Record interest and dividend accrual  balances each business day on the portfolio  securities of each series and calculate and record each series' gross earnings on investments for that day;
   (d)  Determine  gains and losses on portfolio  security sales on a daily basis for each series and identify such gains and loses as short-short,  short or long-term.  Account for periodic distributions of gain to shareholders of each series and maintain undistributed gain or loss balances as of each business day; and
   (e)  Provide each series with  portfolio-based  reports on the foregoing on a periodic  basis as mutually  agreed upon between the Board and Thrivent Financial.

2.  Expense Accrual.  Thrivent  Financial shall provide  accounting and reporting  services relating to the accrual of expenses as described below for each series of the Fund covered by this agreement:

    (a) On each business day,  calculate the amounts of expense accrual for each series according to the  methodology,  rate or dollar amount specified by the Board;
    (b) Account for expenditures  and maintain  expense accrual balances for each series at a level of accounting  detail specified by the Board;
    (c) Conduct  periodic  expense  accrual  reviews for each series as requested by the Board  comparing  actual  expenses to accrual amounts; and
    (d) Issue periodic reports for each series detailing expense accruals and payments at the times requested by the Board.

3.  Valuation and Financial  Reporting  Services.  Thrivent  Financial shall provide accounting and reporting services relating to the net asset value of each series of the Fund's covered by this Agreement as described below:

    (a)  Account for purchases, sales, exchanges,  transfers,  dividend reinvestments and other activity relating to the shares of each series on a daily basis;
    (b)  Provide the Investment  Adviser and where applicable,  the Subadviser a daily report of cash reserves available for short term investing;
    (c)  Record  daily the net  investment  income  (earnings)  for each  series.  Account for  periodic  distributions  of earnings to shareholders of each series and maintain undistributed net investment income balances as of each business day;
    (d)  Maintain a general  ledger for each series in the form  specified by the Board and produce a set of financial  statements for each series as requested from time to time by the Board;
    (e)  On each business day of the Fund determine the net asset value of each series in accordance  with the accounting  policies and procedures described in the current Prospectus of the Fund;
    (f)  On each  business  day of the  Fund,  calculate  the per share net asset  value,  per share net  earnings  and other per share amounts reflective of the operations of each series on the basis of the number of shares outstanding;
    (g)  Issue daily reports detailing such per share information of each series to such persons as directed by the Board; and
    (h)  Issue to the Board  monthly  reports  which  document the adequacy of the  accounting  detail  necessary to support month-end ledger balances for each series.

4.  Tax Accounting  Services.  Thrivent Financial shall provide the following tax accounting  services for each series of the Fund covered by this Agreement:

    (a) Maintain  tax  accounting  records  for the  investment  portfolio  of each  series  necessary  to support  IRS tax reporting requirements for regulated investment companies;
    (b) Maintain tax lot detail for the investment portfolio of each series;
    (c) Calculate  taxable gains and losses on sales of portfolio  securities for each series using the tax cost basis defined for the particular series; and
    (d) Provide any other reports relating to tax matters for each series as reasonably requested from time to time by the Board.

                                SCHEDULE B

Portfolio                                                                 Fee

Opportunity Growth Portfolio                                          $  50,000
FTI Small Cap Growth Portfolio                                        $  17,500
MFS Mid Cap Growth Portfolio                                          $  17,500
Mid Cap Growth Portfolio                                              $  50,000
World Growth Portfolio                                                $  60,000
FI All Cap Portfolio                                                  $  17,500
Growth Portfolio                                                      $ 145,000
MFS Investors Growth Portfolio                                        $  17,500
TRP Growth Stock Portfolio                                            $  17,500
Value Portfolio                                                       $  17,500
High Yield Portfolio                                                  $  65,000
Income Portfolio                                                      $  70,000
Limited Maturity Bond Portfolio                                       $  22,500
Money Market Portfolio                                                $  50,000